Exhibit 10.7

LEAK-OUT AGREEMENT

THIS LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of September 15, 2025 between Yield Point NY LLC (the “Holder”) and Digital Ally, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the Company is the issuer of certain shares of Company common stock, $0.001 par value per share (the “Securities”) pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof by and among the Company and the Holder;

WHEREAS, any capitalized terms not defined in this Agreement shall their respective meanings ascribed to them in the Purchase Agreement;

WHEREAS, the Holder owns the amount of Securities as listed on Schedule A;

WHEREAS, the Purchase Agreements provides the Holder with the right to receive shares of the Securities; and

WHEREAS, the Company and the Holder agree to enter into this Agreement in order to provide for the orderly issuance of the Securities, as applicable.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that: (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

2. Leak Out.

(a) Except as otherwise expressly provided herein, and subject to any other restrictions prohibiting the conversion, offer, sale or transfer of the Securities under applicable United States federal or state securities laws, rules and regulations (collectively, the “Regulations”), the Company and the Holder agree that:

(i) Commencing the date of this Agreement, subject to any applicable Regulations, the Holder shall be entitled to receive the Securities, and sell the Securities, in accordance with the restrictions contained under Section 2(b) (the “Leak Out”). The Leak Out will remain in effect so long as any remain outstanding, unless otherwise expressly extended in writing by the Holder (the “Leak Out Period”), at which time the Holder shall no longer be subject to the Leak Out restrictions, and shall be entitled to convert or exercise the Securities, as applicable, as the Holder in their sole discretion may determine. In the event the Company terminates, reduces, waives or otherwise modifies any of the restrictions set forth in any other Leak-Out Agreement executed and delivered on or about the date hereof, then the Holder under this Agreement shall be entitled to the same modification of its restrictions hereunder.

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(ii) Upon a breach of any representation, warranty or covenant of the Company pursuant to this Agreement, the Holder shall no longer be subject to the Leak Out restrictions, subject to any applicable Regulations.

(iii) The Company shall facilitate any conversion notice received from the Holder, and shall cause to be issued such shares, as contained in such conversion notice on a timely basis, as provided for in the respective Security.

(b) Commencing on the date of this Agreement, subject to any applicable Regulations, each Holder agrees, on behalf of itself and each affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Holder which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Holder’s investments or trading or information concerning the Holder’s investments, including in respect of the Securities, or (z) is subject to the Holder’s review or input concerning such affiliate’s investments or trading (collectively, the “Trading Affiliates”), that, on any trading day during the Leak Out Period, the Holder will not, and will cause each of its Trading Affiliates not to, sell, dispose or otherwise transfer, in the aggregate, more than 20% of the composite daily trading volume of the Common Stock as reported by Bloomberg, LP.

3. Conflict. In the event there is a conflict between the terms of any of the Securities with this Agreement, the terms of this Agreement shall control any interpretation; provided, however, that, unless this Agreement expressly amends or supplements the language of the respective Security, the Security shall remain in full force and effect.

4. Remedies. The Holder shall have the right to specifically enforce all of the obligations of the Company under this Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach by the Company of any provision of this Agreement and to exercise all other rights granted by law and/or any of the documents related to the acquisition of the Securities by the Holder. The Company shall have the right to request statements and/or any transaction or trading records from the Holder at any time during the term of this Agreement. In the event that the Holder is found to have intentionally violated its obligations under this Agreement, such Holder will be precluded from trading for a period of ten (10) Trading Days (the “Standstill Period”) and the Company shall not be required to honor any conversions, conversion notices during such Standstill Period.

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5. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. By way of illustration and not limitation, so that the Company may monitor Holder’s compliance with the terms hereof, the Holder shall provide to the Company brokerage account statements (or other suitable evidence, such as confirmations) on a monthly basis, and, upon reasonable demand. Such statements shall show the beginning securities balance, the number of securities sold during the month, and the ending securities balance.

6. Notices. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by facsimile, certified mail, return receipt requested or overnight courier by a nationally recognized courier service to the respective address as set forth in the Purchase Agreement. All notices shall be deemed to be given on the same day if delivered by facsimile, on the following business day if sent by overnight delivery or on the third business day following the date of mailing.

7. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto. This Agreement supersedes any prior agreement (including, without limitation any prior lock-up or leak-out agreements), representation or understanding with respect to such subject matter.

8. Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City of New York, New York County, State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City of New York, New York County, State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

9. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10. Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

11. Effectiveness. This Agreement shall become effective immediately upon the full execution of this Agreement by the Company and the Holder. The Company agrees that the rest and the remainder of the terms and conditions of the Purchase Agreement, not specifically altered by this Agreement shall remain in full force and effect, and inure to the benefit of the Holder.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

HOLDER:

By:
Name:
Title:

COMPANY:

DIGITAL ALLY, INC.

By:	/s/ Stanton Ross
Name:	Stanton Ross
Title:	Chief Executive Officer

Schedule A

Holder	Securities